Exhibit 10.21

Second Amendment to Security Agreement

and

First Amendment to Subsidiary Security Agreement

This Second Amendment to Security Agreement and First Amendment to Subsidiary Security Agreement (herein, the “Amendment”) is effective as of September 29, 2016 by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (“Borrower”), Guarantors, and BMO HARRIS BANK N.A., a national banking association (the “Bank”).

Recitals

A. The Borrower and Bank heretofore executed and delivered that certain Credit Agreement dated as of December 29, 2015, as amended by that certain First Amendment and Wavier to Credit Agreement and Security Agreement dated as of January 4, 2016, and that certain Consent and Amendment to Credit Agreement dated as of March 31, 2016 (collectively, the “Credit Agreement”).

B. Each of the Guarantors executing this Second Amendment, heretofore executed and delivered to the Bank that certain Guaranty Agreement dated as of April 1, 2016 (the “Guaranty”) as required by the Credit Agreement.

C. The Borrower heretofore executed and delivered to the Bank that certain General Security Agreement dated as of December 29, 2015, amended by that certain First Amendment and Wavier to Credit Agreement and Security Agreement dated as of January 4, 2016 (the “Security Agreement”) and certain other Collateral Documents, including without limitation the Pledge Agreement, to secure the Obligations.

D. The DE Subsidiaries heretofore executed and delivered to the Bank that certain General Security Agreement dated as of April 1, 2016 (the “Subsidiary Security Agreement”).

E. The Borrower and the Subsidiaries hereby desire to (i) provide Bank with notice of their intent to move its chief executive office and to (ii) amend each of the Security Agreement and the Subsidiary Security Agreement.

F. The Bank is willing to acknowledge notice and sufficiency therefor further described in Recital E above and amend the Security Agreement and the Subsidiary Security Agreement under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.
1.1. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Security Agreement shall be and hereby is amended as follows:

(a) Section 3(b) of the Security Agreement is hereby amended by deleting the phrase “515 North State Street, Suite 2255, Chicago, Illinois 60654” in its entirety and replacing and substituting therefor the following phrase: “150 N. Michigan Avenue, Suite 1580, Chicago, Illinois 60601”.

(b) Schedule A (Amended and Restated) of the Security Agreement is hereby amended and restated in its entirety by replacing and substituting therefor Amended and Restated Schedule A to Security Agreement attached hereto and made a part hereof.

(c) Schedule E of the Security Agreement is hereby amended and restated in its entirety by replacing and substituting therefor Amended and Restated Schedule E to Security Agreement attached hereto and made a part hereof.

1.2. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Subsidiary Security Agreement shall be and hereby is amended as follows:

(a) Section 3(b) of the Subsidiary Security Agreement is hereby amended by deleting the phrase “515 North State Street, Suite 2255, Chicago, Illinois 60654” in its entirety and replacing and substituting therefor the following phrase: “150 N. Michigan Avenue, Suite 1580, Chicago, Illinois 60601”.

(b) Schedule A of the Subsidiary Security Agreement is hereby amended and restated in its entirety by replacing and substituting therefor Amended and Restated Schedule A to Subsidiary Security Agreement attached hereto and made a part hereof.

(c) Schedule E of the Subsidiary Security Agreement is hereby amended and restated in its entirety by replacing and substituting therefor Amended and Restated Schedule E to Subsidiary Security Agreement attached hereto and made a part hereof.

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1

The Bank shall have received each of the following, in each case, (i) executed by all applicable parties, (ii) dated a date satisfactory to the Bank, and (iii) in form and substance satisfactory to the Bank:

(a) This Amendment duly executed by the Borrower and the Guarantors;
(b) Landlord Waiver in such form and substance as acceptable to Bank in its sole discretion duly executed by John Hancock Life Insurance Company (U.S.A.); and

(c) Copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

2.2 The Bank shall have received payment of the following fees, all of which shall be deemed fully earned upon receipt thereof: (a) Payment of outstanding attorneys’ fees and costs pursuant to Section 9.10 of the Credit Agreement and incurred relating to the preparation, negotiation, execution and delivery of this Amendment and other post-closing matters.

2.3 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.
Section 3.	Representations.

3.1 In order to induce the Bank to execute and deliver this Amendment, each Borrower (with respect to itself and its Subsidiaries) and each Guarantor (with respect to itself and its Subsidiaries, if any), to the extent applicable to them, hereby represents to the Bank that as of the date hereof (a) the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent financial statements delivered to the Bank) and (b) the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

3.2 Each Borrower and each Guarantor has full right and authority to enter into this Amendment and to perform all of its obligations hereunder.  This Amendment delivered by Borrowers and Guarantors has been duly authorized, executed, and delivered and constitute valid and binding obligations of each Borrower and each Guarantor enforceable against them in accordance with their terms.

3.3 Each Borrower and each Guarantor hereby represents and warrants that the corporate certificate executed on behalf of each of them, as required under and delivered in connection with the Credit Agreement, and all exhibits thereto, including such Borrower or Guarantors’ bylaws, operating agreements, certificates of formation or articles of organization, and all other corporate governance documents shall be and remain true and correct as of the date hereof.

Section 4.	Reaffirmation of Guaranty.

4.1 Each of the Guarantors hereby consents to this Amendment and ratifies and affirms the Guaranty and agrees that the Guaranty is in full force and effect following the execution and delivery of this Amendment.  The representations and warranties of each Guarantor in the Guaranty are, as of the date hereof, true and correct and no Guarantor knows of any default thereunder.  The Guaranty continues to be the valid and binding obligation of each Guarantor, enforceable in accordance with its terms and no Guarantor has any claims or defenses to the enforcement of the rights and remedies of the Bank thereunder, except as provided in the Guaranty.  Each Guarantor further agrees that the consent of the Guarantors to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Bank is relying on the assurances provided in this Section 4.1 in entering into the Amendment.

Section 5.	Miscellaneous.

5.1 Each Borrower and each Guarantor and hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of each Borrower and/or each Guarantor thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2 Except as specifically amended herein, the Security Agreement and Subsidiary Security Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Security Agreement, Subsidiary Security Agreement, the Pledge Agreement, the Note, the Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, Security Agreement, or Subsidiary Security Agreement, any reference in any of such items to the Credit Agreement, Security Agreement, or Subsidiary Security Agreement, being sufficient to refer to the Security Agreement, and/or Subsidiary Security Agreement, as amended hereby.

5.3 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank, which have not been included and paid pursuant to Section 2.2 hereof.

5.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of copies of executed counterparts of this Amendment by telecopy, PDF, e-mail, or other electronic delivery shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.

5.5 For value received, including without limitation, the agreements of the Bank in this Amendment, each Borrower and each Guarantor hereby releases the Bank, and each of its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which any Borrower and/or any Guarantor has or ever had against the Released Parties, including, without limitation, those arising out of the existing financing arrangements between any Borrower or any Guarantor and the Bank, and each Borrower and each Guarantor further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which each Borrower and each Guarantor hereby expressly waives.

5.6 The recitals and all exhibits and schedules hereto constitute an integral part of this Amendment, evidencing the intent of the parties in executing this Amendment and describing the circumstances surrounding its execution.  Accordingly, the recitals, exhibits and schedules are, by this express reference, made a part of the covenants hereof, and this Amendment shall be construed in the light thereof.  Except as otherwise provided in this Amendment, capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

5.7 This Amendment shall not be construed more strictly against the Bank than against the Borrowers or the Guarantors merely by virtue of the fact that the same has been prepared by counsel for the Bank, it being recognized that the Borrowers, Guarantors and the Bank have contributed substantially and materially to the preparation of this Amendment, and the Borrowers and the Guarantors each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Amendment.  Each of the parties to this Amendment represents that it has been advised by its respective counsel of the legal and practical effect of this Amendment, and recognizes that it is executing and delivering this Amendment, intending thereby to be legally bound by the terms and provisions thereof, of its own free will, without promises or threats or the exertion of duress upon it.  The signatories hereto state that they have read and understand this Amendment, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.

[SIGNATURE PAGE TO FOLLOW]

This Second Amendment to Security Agreement and First Amendment to Subsidiary Security Agreement is entered into as of the date and year first above written.

“Borrower”

THE FEMALE HEALTH COMPANY,

a Wisconsin corporation

By: /s/  O.B. Parrish

Name:  O.B. Parrish

Title:  Chief Executive Officer

“Guarantors”

BADGER ACQUISITION SUB, INC.,

a Delaware corporation

By: /s/  O.B. Parrish

Name:  O.B. Parrish

Title:    Chief Executive Officer

BLUE HEN ACQUISITION, INC.,

a Delaware corporation

By:  /s/  O.B. Parrish

Name:  O.B. Parrish

Title:    Chief Executive Officer

This Second Amendment to Security Agreement and First Amendment to Subsidiary Security Agreement is entered into as of the date and year first above written.

 “Bank”

BMO HARRIS BANK N.A.

By:  /s/  Jaime Freeman

Name:  Jaime Freeman

Title:    Vice President